UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2026
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BILL Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39149	83-2661725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100 San Jose, California		95002
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 621-7700
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	BILL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On May 7, 2026, BILL Holdings, Inc. (the “Company”) issued a press release and will hold a conference call regarding its financial results for the third fiscal quarter ended March 31, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The Company makes reference to certain non-GAAP financial information in both the press release and the conference call. A reconciliation of GAAP to non-GAAP results is provided in the press release attached as Exhibit 99.1 hereto.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On May 7, 2026, the Company additionally announced that it will reduce its workforce by up to 30% (the “Restructuring”). The Restructuring is part of the Company’s ongoing efforts to improve organizational agility and efficiency, while also seeking to drive greater profitability.
The Company currently estimates that it will incur charges of approximately $30 million to $60 million in connection with the Restructuring, consisting primarily of cash expenditures for severance payments, employee benefits, and related costs as well as non-cash charges related to stock-based compensation expense. The Company expects that the majority of these charges will be incurred in the fourth quarter of fiscal 2026, and that the execution of the Restructuring will be substantially complete by the end of the first quarter of fiscal 2027. The Company intends to exclude the charges associated with the Restructuring from its non-GAAP financial measures. The estimated charges, anticipated future cost-savings, and other effects of the Restructuring are subject to a number of assumptions and other factors, and the actual costs, cost-savings and impacts of the Restructuring may differ materially from the Company’s estimates and expectations.
Item 7.01 Regulation FD Disclosure.
Finally, on May 7, 2026, the Company announced that its board of directors authorized the repurchase of up to $1.0 billion in shares of its outstanding common stock (the “2026 Share Repurchase Authorization”). This authorization includes unused amounts under the Company’s existing share repurchase program announced in August 2025. Pursuant to this authorization, the Company may repurchase shares from time to time through open market purchases, in privately negotiated transactions, or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in accordance with applicable securities laws and other restrictions. The timing and total amount of stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations. This authorization has a term of 24 months, may be suspended, discontinued or modified at any time, and does not obligate the Company to acquire any amount of common stock.
A copy of the press release announcing the 2026 Share Repurchase Authorization is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information furnished with Items 2.02 and 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description

99.1	Press release entitled “BILL Reports Third Quarter Fiscal Year 2026 Financial Results and Announces $1.0 Billion Share Repurchase Authorization.”
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BILL HOLDINGS, INC.

Date:	May 7, 2026	By:	/s/ Rohini Jain
Rohini Jain Chief Financial Officer